As filed with the Securities and Exchange Commission on June 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CONN’S, INC

(Exact name of registrant as specified in its charter)

Delaware	06-1672840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Conn’s, Inc. Amended 2016 Omnibus Incentive Plan

(Full title of the plan)

Mark L. Prior

Vice President, General Counsel and Secretary

4055 Technology Forest Blvd, Suite 210

The Woodlands, Texas 77381

(936) 230-5899

(Name, address, and telephone number of agent for service)

copies to:

Kevin P. Lewis

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	1,400,000	$16.94	$23,716,000	$2,748.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock (“Common Stock”) of Conn’s, Inc., a Delaware corporation (the “Registrant”), in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are based upon $16.94 per share, which is the average of the high and low prices of the Registrant’s common stock on May 31, 2017, as quoted on the NASDAQ Global Select Market.

EXPLANATORY NOTE

The Registrant has prepared this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act, to register the issuance of an additional 1,400,000 shares of Common Stock issuable pursuant to awards granted under the Conn’s, Inc. Amended 2016 Omnibus Incentive Plan (the “Plan”).

The additional securities to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2016 (Registration No. 333-211584) with respect to the Plan (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement filed in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017, filed with the SEC on April 4, 2017;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017, filed with the SEC on June 6, 2017;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on April 13, 2017, April 20, 2017, April 28, 2017, May 16, 2017, May 24, 2017, and June 1, 2017; and

•	The description of the Registrant’s common stock, par value $.01 per share, contained in the Registrant’s registration statement on Form 8-A (No. 000-50421) filed with the SEC on October 10, 2003, including any subsequently filed amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Conn’s, Inc. registration statement on Form S-1 (File No. 333-109046) as filed with the Securities and Exchange Commission on September 23, 2003)

4.2	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated June 3, 2004 (incorporated herein by reference to Exhibit 3.1.1 to Form 10-Q for the quarterly period ended April 30, 2004 (File No. 000-50421) as filed with the Securities and Exchange Commission on June 7, 2004)

4.3	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated May 30, 2012 (incorporated herein by reference to Exhibit 3.1.2 to Form 10-Q for the quarterly period ended April 30, 2012 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 5, 2012)

4.4	Certificate of Correction to the Certificate of Amendment to Conn’s, Inc. Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1.3 to Form 10-K for the annual period ended January 31, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on March 27, 2014)

4.5	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. as filed on May 29, 2014 (incorporated herein by reference to Exhibit 3.1.4 to Form 10-Q for the quarterly period ended April 30, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 2, 2014)

4.6	Certificate of Designations of Series A Junior Participating Preferred Stock of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K (File No. 001-34956) filed with the Securities and Exchange Commission on October 6, 2014)

4.7	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Conn’s Inc., dated September 10, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on September 11, 2015)

4.8	Amended and Restated Bylaws of Conn’s, Inc. effective as of December 3, 2013 (incorporated herein by reference to Exhibit 3.2 to Form 10-Q for the quarterly period ended October 31, 2013 (File No. 001-34956) as filed with the Securities and Exchange Commission on December 6, 2013)

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page)

99.1*	Conn’s, Inc. Amended 2016 Omnibus Incentive Plan

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, Texas, on this 7th day of June 2017.

CONN’S, INC.

By:	/s/ Mark L. Prior
Mark L. Prior Vice President, General Counsel and Secretary

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman Miller, Lee A. Wright and Mark L. Prior and each of them, either of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 7, 2017.

Signature	Title

/s/ Norman L. Miller	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Norman L. Miller

/s/ Lee A. Wright	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Lee A. Wright

/s/ George L. Bchara	Chief Accounting Officer (Principal Accounting Officer)
George L. Bchara

*	Director
Kelly M. Malson

*	Director
Bob L. Martin

*	Director
William E. Saunders Jr.

*	Director
Douglas H. Martin

*	Director
David Schofman

*	Director
James Haworth

*	Director
Oded Shein

*By:	/s/ Norman L. Miller
Name:	Norman L. Miller
Title:	Attorney-in-Fact

Exhibit Number	Description
4.1	Certificate of Incorporation of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Conn’s, Inc. registration statement on Form S-1 (File No. 333-109046) as filed with the Securities and Exchange Commission on September 23, 2003)

4.2	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated June 3, 2004 (incorporated herein by reference to Exhibit 3.1.1 to Form 10-Q for the quarterly period ended April 30, 2004 (File No. 000-50421) as filed with the Securities and Exchange Commission on June 7, 2004)

4.3	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated May 30, 2012 (incorporated herein by reference to Exhibit 3.1.2 to Form 10-Q for the quarterly period ended April 30, 2012 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 5, 2012)

4.4	Certificate of Correction to the Certificate of Amendment to Conn’s, Inc. Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1.3 to Form 10-K for the annual period ended January 31, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on March 27, 2014)

4.5	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. as filed on May 29, 2014 (incorporated herein by reference to Exhibit 3.1.4 to Form 10-Q for the quarterly period ended April 30, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 2, 2014)

4.6	Certificate of Designations of Series A Junior Participating Preferred Stock of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K (File No. 001-34956) filed with the Securities and Exchange Commission on October 6, 2014)

4.7	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Conn’s Inc., dated September 10, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on September 11, 2015)

4.8	Amended and Restated Bylaws of Conn’s, Inc. effective as of December 3, 2013 (incorporated herein by reference to Exhibit 3.2 to Form 10-Q for the quarterly period ended October 31, 2013 (File No. 001-34956) as filed with the Securities and Exchange Commission on December 6, 2013)

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page)

99.1*	Conn’s, Inc. Amended 2016 Omnibus Incentive Plan

*	Filed herewith.